Exhibit 99.1
Andrx to be acquired by Watson for $25.00 Per Share
Total transaction valued at approximately $1.9 Billion
FORT LAUDERDALE, FLORIDA, March 13, 2006 — Andrx Corporation (Nasdaq: ADRX) and Watson Pharmaceuticals, Inc. (NYSE: WPI) announced today that they have signed a definitive merger agreement providing for the acquisition of Andrx by Watson. Under the terms of the agreement, Watson will acquire all of the outstanding shares of Andrx common stock for a cash amount of $25.00 per share. The transaction has a total indicated purchase price of approximately $1.9 billion. The Boards of Directors of both companies have unanimously approved the transaction.
Thomas P. Rice, Andrx’s Chief Executive Officer, commented on the opportunity presented by the agreement. “This transaction provides excellent value to our shareholders while also opening new business avenues for Andrx in terms of geography, product offerings, and technologies. The combined assets, product portfolio, and capabilities of the two companies position us strongly for the highly competitive pharmaceutical market. Andrx’s manufacturing, R&D, controlled-release technology, distribution network, and employees, in combination with Watson’s excellent team and capabilities, create a significant vertically integrated company in the specialty pharmaceutical industry,” said Mr. Rice.
Commenting on the transaction, Dr. Allen Chao, Watson’s Chairman and Chief Executive Officer stated, “The Andrx transaction significantly supports our long-term goal of expanding our existing product portfolio and pipeline, while strengthening Watson’s position in high value, specialized sustained-release technology. The combined revenue stream will fuel further product development and sales, while allowing Watson the flexibility and financial resources to continue building its specialty pharmaceutical business through internal product development and product in-licensing.”
Transaction Terms
Consummation of the merger is subject to the satisfaction of certain customary conditions including, among others, (i) approval of the merger by Andrx’s stockholders, (ii) the expiration of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and (iii) no material adverse effect having occurred in respect of Andrx, subject to certain exceptions. Dates for closing the acquisition and for Andrx’s stockholders’ meeting to vote on the merger have not yet been determined. The price of $25.00 per share of Andrx stock represents a premium of approximately 32% to the average of the last 30 days’ stock price.
Banc of America Securities LLC acted as financial advisor to Andrx in this transaction. The external legal counsel for Andrx was Proskauer Rose LLP and Sullivan & Cromwell LLP.
Conference Call and Webcast Information
Watson and Andrx will host a webcast and conference call today at 4:00 p.m. Eastern Standard Time to discuss the transaction. To access the live webcast, go to Andrx’s website at http://www.andrx.com and click on Investor Relations. The dial-in number to access the conference call is (877) 251-7980, or from international locations, (706) 643-1573. A taped replay of the call will be available by calling (800) 642-

1687 with access pass code 6548988. The replay may be accessed from international locations by dialing (706) 645-9291 and using the same pass code. This replay will remain in effect until midnight Eastern Standard Time on March 24, 2006.
About Andrx
Andrx Corporation is a pharmaceutical company that:
•	develops and commercializes generic versions of primarily controlled-release pharmaceutical products, as well as oral contraceptives and selective immediate-release products;

•	distributes pharmaceutical products, primarily generics, which have been commercialized by others, as well as our own, primarily to independent and chain pharmacies and physicians’ offices; and

•	develops and manufactures pharmaceutical products for other pharmaceutical companies, including combination products and controlled-release formulations.
This release and additional information about Andrx Corporation is also available on the Internet at: http://www.andrx.com.
Cautionary Language Concerning Forward-Looking Statements
Watson and Andrx have included in this press release financial estimates and other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially from these estimates and statements. Such estimates and statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of Watson Pharmaceuticals, Inc. and Andrx Corporation and are subject to significant risks and uncertainties and outside of our control. The following factors, among others, could cause actual results to differ from those described in the forward-looking statements in this press release: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of Andrx stockholders to approve the merger; the risk that the businesses of Watson and Andrx will not be integrated successfully or as quickly as expected; the risk that the cost savings and any other synergies from the merger, including any savings and other synergies may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; and competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in Watson’s and Andrx’s filings with the Securities and Exchange Commission (“SEC”), which are available on Watson and Andrx’s Web sites (www.watson.com) and (www.Andrx.com) respectively, or the SEC’s Web site (www.sec.gov). Watson and Andrx are not under any obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.
Additional Information and Where to Find It
This press release may be deemed to be solicitation material in respect of the proposed merger of Watson and Andrx. In connection with the proposed merger, Andrx will file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS OF ANDRX ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED

MERGER. The final proxy statement will be mailed to stockholders of Andrx. Investors and security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by Andrx with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and the company’s other filings with the SEC may also be obtained from the company. Free copies of Andrx’s filings may be obtained by directing a request to Andrx Corporation, 4955 Orange Drive, Davie, Florida 33314, Attention: Investor Relations.
Participants in Solicitation
Andrx and its directors, executive officers and other members of its management and employees may be deemed to be soliciting proxies from its stockholders in favor of the merger. Information regarding Andrx’s directors and executive officers is available in Andrx’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 19, 2005. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.
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SOURCE: Andrx Corporation

Andrx Corporation, Fort Lauderdale
Allison Tomek, 954-382-7696
Email: Allison.Tomek@andrx.com